Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
MER Telemanagement Solutions Ltd.



     We consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-11644) and Form S-8 (File No. 333-12014) of MER Telemanagement Solutions Ltd. and in the related Prospectuses of our report dated February 3, 2003 with respect to the consolidated financial statements of MER Telemanagement Solutions Ltd. included in the Annual Report on Form 20-F for the year ended December 31, 2002.




                                           Kost, Forer and Gabbay
Tel-Aviv, Israel                           KOST, FORER and GABBAY
June 24, 2003                              Certified Public Accountants (Israel)